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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Combined Financial Data" and "Experts" and the use of our report dated June 7, 1996 with respect to the financial statements of Service Experts, Inc., the use of our report dated June 7, 1996 with respect to the financial statements of the Combined Predecessor Companies, the use of our report dated May 5, 1996, with respect to the financial statements of the Combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Hardwick Air Masters, Inc., the use of our report dated May 6, 1996 with respect to the financial statements of Norrell Heating & Air Conditioning, Inc., the use of our report dated May 24, 1996 with respect to the financial statements of Vision Holding Company, Inc., the use of our report date May 15, 1996 with respect to the financial statements of Comerford's Heating and Air Conditioning, Inc., the use of our report date May 17, 1996 with respect to the financial statements of Rolf Coal and Fuel Corp., the use of our report dated May 14, 1996 with respect to the financial statements of Brand Heating & Air Conditioning, Inc., the use of our report date May 10, 1996 with respect to the financial statements of Coastal Air Conditioning Service, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Contractor Success Group, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Arrow Heating & Air Conditioning, Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Air Experts, a United Services Co., Inc., the use of our report dated May 10, 1996 with respect to the financial statements of Gilley's Heating & Cooling, Inc. and the use of our report dated May 10, 1996 with respect to the financial statements of Service Experts of Palm Springs, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-07037) and related Prospectus of Service Experts, Inc. and for the Registration of 2,250,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Nashville, Tennessee

July 30, 1996